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                                                                   Exhibit 23.10


As independent public auditors, we hereby consent to the use in this Registration Statement of our report, dated July 2, 1999, on the US GAAP reconciliation for StjarnTVnatet AB for the year ended March 31, 1998, included in this Registration Statement, and to all references to our Firm included in this Registration Statement.

                                            Ernst & Young AB

Stockholm, Sweden
July 30, 1999